Exhibit 10.1

FORWARD SHARE PURCHASE AGREEMENT

This Forward Share Purchase Agreement (this “Agreement”) is entered into as of July 18, 2022, by and among (i) ArcLight Clean Transition Corp. II, a Cayman Islands exempted company (“ACTC II”), (ii) Meteora Special Opportunity Fund I, LP, a Delaware limited partnership (“MSOF”), (iii) Meteora Select Trading Opportunities Master, LP, a Cayman Islands limited partnership (“MSTO”) and (iv) Meteora Capital Partners, LP, a Delaware limited partnership (“MCP” and together with MSOF and MSTO, each individually an “Investor” and collectively, the “Investors”). Each of ACTC II, MSOF, MSTO, and MCP is individually referred to herein as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, ACTC II is a special purpose acquisition company, also known as a blank check company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, ACTC II has entered into a Business Combination Agreement, dated as of December 2, 2022 (the “Business Combination Agreement”), by and among ACTC II, a Cayman Islands exempted company, OPAL Fuels LLC, a Delaware limited liability company (“OPAL Fuels”) and OPAL HoldCo LLC, a Delaware limited liability company (“OPAL HoldCo”), pursuant to which ACTC II will acquire OPAL Fuels (such acquisition and the other transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”), and ACTC II will be re-named “Opal Fuels Inc.” upon the consummation of the Business Combination (Opal Fuels Inc., as the post-combination company shall be referred to herein as the “Company”), and ACTC II has filed a Registration Statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”), and the Registration Statement includes a proxy statement/prospectus and certain other related documents; and

WHEREAS, the Parties wish to enter into this Agreement, pursuant to which the Company shall purchase from the Investors, and the Investors may sell and transfer to the Company, in each case, subject to the conditions set forth herein, certain shares of Common Stock (as defined herein) of ACTC II acquired by the Investors after the date hereof and prior to the Business Combination Closing Date from third parties that previously redeemed such shares of Common Stock (the “Shares”) on the terms set forth herein (for the avoidance of any doubt, the Shares shall not include any shares of Common Stock held by any Investor that has prior to the date hereof been tendered by such Investor for redemption).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Sale of Shares; Shares Purchase and Sale; Closing; Fees.

(a) Forward Share Purchase. Subject to the conditions set forth in Section 4, on the date that is six (6) months after the closing date of the Business Combination (the “Put Date”), the Investors may elect to sell and transfer to the Company, and the Company shall purchase from the Investors, up to that number of Shares that are then held by the Investors, but not to exceed 2,000,000 Shares in the aggregate unless otherwise agreed to in writing by all Parties, at a price per Share equal to $10.02 per Share (the “Shares Purchase Price”); provided that the Investors shall only be entitled to sell Shares to the Company that were previously tendered by a third party for redemption and purchased by the Investors after the date hereof and prior to the Business Combination Closing Date. Each Investor shall notify the Company and the Escrow Agent (as defined herein) in writing five (5) Business Days (as defined herein) prior to the Put Date whether or not such Investor is exercising such Investor’s right to sell any of the Shares held by such Investor to the Company pursuant to this Agreement (each, a “Shares Sale Notice”). Any Investor that fails to timely deliver a Shares Sales Notice in accordance with the immediately preceding sentence shall be deemed to have forfeited its right to sell any Shares to the Company pursuant to this Agreement.

(b) Shares Closing. If a Shares Sale Notice is timely delivered by any Investor to the Company and Escrow Agent, the closing of the sale of the Shares contemplated in each such timely delivered Share Sales Notice (the “Shares Closing”) shall occur no later than the Put Date. On the Put Date, each selling Investor shall deliver, or cause to be delivered, the Shares subject to the applicable Shares Sale Notice free and clear of all liens and encumbrances to Escrow Agent and, in exchange therefor, the Escrow Agent shall deliver to each such selling Investor(s) an amount equal to (i) the Shares Purchase Price multiplied by (ii) the number of Shares being sold by such selling Investor to the Company (with respect to any particular selling Investor, the “Investor Shares Purchase Price”), which shall be paid by wire transfer of immediately available funds from the Escrow Account. The Escrow Agent shall, (i) without delay, release from the Escrow Account to each selling Investor on the Put Date, for such selling Investor’s use without restriction, an amount equal to the applicable Investor Shares Purchase Price, and (ii) promptly deliver such sold Shares to the Company. The Put Date may be accelerated by the Investor if (i) the Shares are delisted from The Nasdaq Stock Market or (ii) commencing on the Business Day following the effectiveness of a resale registration statement on Form S-1 to be filed by the Company, as further described in the Registration Statement, during any 30 consecutive trading day period following the closing of the Business Combination, the VWAP Price (as defined below) for 20 trading days during such period shall be less than $5.00 per Share. For purposes of this Agreement, the “VWAP Price” per Share shall be determined for any trading day (or any trading period) via a Bloomberg Terminal by searching “ACTD <Equity> AQR SEC” (or any successor thereto) (the “VWAP Price”).

(c) Fees. Upon consummation of the Business Combination (the “Business Combination Closing Date”), the Company shall, at its option, (i) issue to the Investors 112,500 shares of Common Stock or (ii) pay to the Investors a cash payment in the amount of $600,000.

2. Representations and Warranties of the Investors. Each Investor represents and warrants to ACTC II and the Company, severally and not jointly, as of the date hereof:

(a) Organization and Power. Such Investor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. Such Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Investor will constitute the valid and legally binding obligation of such Investor enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies ((i) and (ii) collectively, the “Enforceability Exceptions”).

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Investor in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Transactions”) other than disclosure reports regarding such transactions that such Investor is required to file in accordance with the terms of the Exchange Act (as defined below).

(d) Compliance with Other Instruments. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor and the other Investors of the Transactions will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to it, in each case (other than clause (i)), which would have a material adverse effect on such Investor or any of the other Investors or its or their ability to consummate the Transactions.

(e) Disclosure of Information. Such Investor has had an opportunity to discuss ACTC II’s and the Company’s business, management and financial affairs, and the terms and conditions of this Agreement, as well as the terms of the Business Combination, with ACTC II’s management.

(f) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or written agreement delivered pursuant hereto, neither any Investor nor any person acting on behalf of such Investor nor any of such Investor’s affiliates (collectively, the “Investor Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to such Investor or the other Investors, and the Investor Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by ACTC II in Section 3 of this Agreement, in any certificate or written agreement delivered pursuant hereto and in any public filings, the Investor Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the ACTC II Parties (as defined below).

3. Representations and Warranties of ACTC II. ACTC II represents and warrants to each Investor as follows:

(a) Organization and Corporate Power. ACTC II is an exempted company duly formed, validly existing and in good standing under the laws of Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. ACTC II has no subsidiaries.

(b) Authorization. All corporate action required to be taken by ACTC II’s Board of Directors in order to authorize ACTC II to enter into this Agreement has been taken. This Agreement, when executed and delivered by ACTC II, shall constitute the valid and legally binding obligation of ACTC II, enforceable against ACTC II in accordance with its term, subject to the effect of the Enforceability Exceptions.

(c) Disclosure. ACTC II has not disclosed to either Investor material non-public information with respect to ACTC II or the Business Combination, other than any such information that shall be publicly disclosed by ACTC II either by the issuance of a press release or the filing with the Commission a Current Report on Form 8-K, in each case, by 9:00 a.m., Eastern Time on the first Business Day immediately following the date that the Parties enter into this Agreement. Such public disclosure shall disclose the name of the Investors as having entered into the Agreement.

(d) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of ACTC II in connection with the consummation of the Transactions, other than disclosure reports regarding such transactions ACTC II is required to file in accordance with the terms of the Exchange Act.

(e) Compliance with Other Instruments. The execution, delivery and performance by ACTC II of this Agreement and the consummation by ACTC II of the Transactions will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to it, in each case (other than clause (i)), which would have a material adverse effect on ACTC II or its ability to consummate the Transactions.

(f) Adequacy of Financing. The Company will have available to it sufficient funds to satisfy its obligations under this Agreement.

(g) SEC Filings. None of ACTC II’s reports and other filings with the Commission, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or written agreement delivered pursuant hereto or in any public filings, neither ACTC II or any person on behalf of ACTC II nor any of ACTC II’s affiliates (collectively, the “ACTC II Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to ACTC II , the Company, the Transactions or the Business Combination, and the ACTC II Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Investors in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the ACTC II Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Investor Parties.

4. Additional Agreements.

(a) No Redemptions; No Tenders. Each Investor agrees that the shares of Common Stock that it does purchase will be previously tendered for redemption at a price per share no higher than the redemption price and not to, (i) request redemption of any of the Shares in conjunction with the closing of the Business Combination, or (ii) tender the Shares to ACTC II in response to any redemption or tender offer that ACTC II may commence for its Class A ordinary shares, par value $0.0001 per share (the “Common Stock”).

(b) Option to Purchase Additional Shares and Certain Derivatives. ACTC II hereby acknowledges that nothing in this Agreement shall prohibit the Investors from purchasing from third parties prior to the Business Combination Closing Date additional shares of Common Stock, or any warrants, convertible notes or options (including puts or calls) of ACTC II; provided that the aggregate number of Shares owned by the Investors and subject to Sections 1 and 4(c) shall not exceed 2,000,000 shares of Common Stock which were previously tendered by a third party for redemption and purchased by the Investors after the date hereof, unless otherwise agreed in writing by all Parties.

(c) Open Market Sale. Notwithstanding anything to the contrary herein, the Parties agree that the Investors shall, commencing on the Business Combination Closing Date, have the right, but not the obligation, to sell any or all of the Shares in the open market if the sale price exceeds $10.02 per Share prior to payment of any commissions due by the Investors for such sale.

(d) Escrow.

(i) Simultaneously with the closing of the Business Combination, ACTC II shall deposit, for good and valuable consideration, the receipt, sufficiency and adequacy of which ACTC II hereby acknowledges, into an escrow account (the “Escrow Account”) with Continental Stock Transfer & Trust Company (the “Escrow Agent”), subject to the terms of a written escrow agreement (the “Escrow Agreement”) substantially in the form attached as Exhibit A hereto (with any customary changes as reasonably requested by the Escrow Agent) and to be entered into on or prior to the Business Combination Closing Date, an amount equal to the lesser of (x) $20,040,000.00 and (y) $10.02 multiplied by the number of Shares held by the Investors as of the closing of the Business Combination (the “Escrowed Funds”). The Escrow Agreement shall irrevocably cause the Escrow Agent to release from the Escrow Account the aggregate Shares Purchase Price in accordance with Section 1. The payments to be made by the Escrow Agent to the Investors in accordance with Section 1 or to the Company in accordance with this Section 4(d), if applicable, will be made solely with the Escrowed Funds.

(ii) Upon receipt by the Escrow Agent and the Company of written notice that any Investor has sold Shares above $10.02 as provided in Section 4(c), the Escrow Agent may release to the Company for the Company’s use without restriction an aggregate amount equal to the number of Shares sold multiplied by $10.02.

(iii) In the event that any Investor elects not to sell to the Company any Shares held by such Investor by either (A) an Investor delivering a written notice to the Company on behalf of itself stating such Investor’s intention not to sell any Shares to the Company, or (B) such Investor failing to timely deliver a Shares Sale Notice to the Company pursuant to Section 1(a) for all of its Shares, the Company may promptly issue instructions to the Escrow Agent to release from the Escrow Account to the Company for the Company’s use without restriction an amount equal to (x) $10.02 multiplied by (y) the number of Shares held by such Investor.

(e) Notification. ACTC II shall promptly notify the Investors of the occurrence of any event that would make any of the representations and warranties of ACTC II set forth in Section 3 untrue or incorrect at any time between the date of this Agreement and the Put Date.

(f) Security Agreement in Escrow Account. To secure the obligations of ACTC II and the Company under this Agreement, ACTC II and the Company each grant to the Investors a security interest in, and lien on, all right, title, and interest of ACTC II and the Company in and to the Escrow Account in respect of all funds required to satisfy ACTC II’s and the Company’s obligations hereunder, the Escrow Agreement, all rights related thereto, and all proceeds, products, and profits of the foregoing. In the event of a default by ACTC II or the Company under this Agreement or the Escrow Agreement, then, in addition to any other rights the Investors may have under this Agreement, the Escrow Agreement, and applicable law, the Investors shall also have the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of New York. ACTC II and the Company shall use commercially reasonable efforts to prepare and file such UCC financing statements or other documents as reasonably directed by the Investors with respect to their security interests.

(g) Indemnification. ACTC II (referred to as the “Indemnitor”) agrees to indemnify the Investors and their respective officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding, in each case, brought by a securities holder, subscriber for securities or third party creditor of ACTC II , the Company or any of their respective subsidiaries asserting that the Investors are not entitled to receive the aggregate Share Purchase Price or such portion thereof as they are entitled to receive pursuant to Section 1(a) of this Agreement, in each case unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Indemnitee.

5. Closing Conditions. The obligation of the Company to purchase the Shares at the Shares Closing under this Agreement shall be subject in all respects to the consummation of the Business Combination and such Shares being free and clear of all liens and other encumbrances as of the Put Date.

6. Termination. This Agreement may be terminated as follows:

(a) at any time by mutual written consent of all Parties;

(b) at the election of the Investors if the stockholders of ACTC II fail to approve the Business Combination before August 29, 2022, subject to extension by mutual agreement;

(c) prior to the closing of the Business Combination by mutual agreement of the Investors if there occurs a Company Material Adverse Effect (as defined in the Business Combination Agreement);

(d) at the sole option of ACTC II if the Investors fail to purchase an aggregate of at least 1,900,000 Shares pursuant to Section 4(a) hereof prior to the closing of the Business Combination; and

(e) by the Investors if all of the Parties and Continental Stock Transfer & Trust Company have not executed the Escrow Agreement prior to the Business Combination Closing Date.

In the event of termination in accordance with this Section 6, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of MSOF, MSTO, MCP, ACTC II, or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and, except as otherwise provided in this Agreement, all rights and obligations of each Party shall immediately cease; provided, however, that nothing contained in this Section 6 shall relieve any Party from liabilities or damages arising out of any actual fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement prior to termination of this Agreement.

7.General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the Party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All notices and other communications sent to a Party shall be sent to the e-mail address or address as set forth on the signature page of such Party hereto, or to such e-mail address or address as subsequently modified by written notice given by such Party in accordance with this Section 7(a).

(b) No Finder’s Fees. Except as provided in Section 2 of this Agreement, each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the Transactions. Each Investor agrees to indemnify and to hold harmless ACTC II from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the Transactions (and the costs and expenses of defending against such liability or asserted liability) for which the Investors, or any of their respective officers, employees or representatives is responsible or arising out of any agreement entered into by any such person or entity. ACTC II agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the Transactions (and the costs and expenses of defending against such liability or asserted liability) for which ACTC II or any of its officers, employees or representatives is responsible or arising out of any agreement entered into by any such person or entity.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Shares Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or to the Transactions.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the each of the other Parties.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Signatures sent by facsimile transmission or in PDF format shall be deemed to be originals for all purposes of this Agreement.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law; Jurisdiction. This Agreement, the entire relationship of the Parties, and any litigation among the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute arising from or relating to the relative rights of the parties hereto and all other questions concerning the construction, validity and interpretation of this Agreement, shall be brought exclusively in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and, solely with respect to any such action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action in the Chosen Courts, and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto.

(j) MUTUAL WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of all Parties.

(l) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(m) Expenses. ACTC II shall pay the reasonable and documented out-of-pocket fees and expenses of legal counsel to the Investors as agreed by the Parties via that certain letter agreement entered into by and between the Parties, dated July 14, 2022. ACTC II and the Company are responsible for all fees associated with the Escrow Account.

(n) Exclusivity. ACTC II represents that it has not and will not enter into any similar agreements to this Agreement with any other parties prior to the consummation of the Business Combination. For the avoidance of doubt, ACTC II may not enter into in any other non-redemption or forward purchase agreement.

(o) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks in New York are obligated by any applicable law to close. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If a Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by a Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. Each Party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by any other Party in accordance with the terms hereof and that the other Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r) Rule 10b5-1.

i. The Company represents and warrants to the Investors that Company is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) for the purpose of inducing the purchase or sale of such securities or otherwise in violation of the Exchange Act, and the Company represents and warrants to the Investors that the Company has not entered into or altered, and agrees that the Company will not enter into or alter, any corresponding or hedging transaction or position with respect to the Shares. The Company acknowledges that it is the intent of the parties that this Agreement comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) and this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c).

ii. The Company agrees that it will not seek to control or influence the Investors’ decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under this Agreement, including, without limitation, the Investors’ decision to enter into any hedging transactions. The Investors represent and warrant that they have consulted with their own advisors as to the legal aspects of its adoption and implementation of this Agreement under Rule 10b5-1.

iii. The Company acknowledges and agrees that any amendment, modification, waiver or termination of this Agreement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which the Company or any officer, director, manager or similar person of the Company is aware of any material non-public information regarding the Company or the Shares.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

MSOF:

METEORA SPECIAL OPPORTUNITY FUND I, LP

By:	/s/ Vik Mittal
Name:	Vik Mittal
Title:	CIO/Managing Member

Address for Notices:

840 Park Drive E

Boca Raton, FL 33432

team@meteoracapital.com

MSTO:

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP

By:	/s/ Vik Mittal
Name:	Vik Mittal
Title:	CIO/Managing Member

Address for Notices:

840 Park Drive E

Boca Raton, FL 33432

team@meteoracapital.com

MCP:

METEORA CAPITAL PARTNERS, LP

By:	/s/ Vik Mittal
Name:	Vik Mittal
Title:	CIO/Managing Member

Address for Notices:

840 Park Drive E

Boca Raton, FL 33432

team@meteoracapital.com

ACTC II:

ArcLight Clean Transition Corp. II

By:	/s/ Marco F. Gatti
Name:	Marco F. Gatti
Title:	Chief Financial Officer

Address for Notices:

200 Clarendon Street, 55th Floor

Boston, MA 02116

Attn.: General Counsel

Email: christine.miller@arclightclean.com

Exhibit A

Escrow Agreement

(attached hereto)

FORM OF ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of July [●], 2022, by and among ArcLight Clean Transition Corp. II, a Cayman Islands exempted company (“ACTC II”), Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004 (the “Escrow Agent”), Meteora Special Opportunity Fund I, LP, a Delaware limited partnership (“MSOF”), Meteora Select Trading Opportunities Master, LP, a Cayman Islands limited partnership (“MSTO”) and Meteora Capital Partners, LP, a Delaware limited partnership (“MCP” and together with MSOF and MSTO, each individually an “Investor” and collectively, the “Investors”).

WITNESSETH:

WHEREAS, ACTC II has entered into a Business Combination Agreement, dated as of December 2, 2022 (the “Business Combination Agreement”), by and among ACTC II, a Cayman Islands exempted company, OPAL Fuels LLC, a Delaware limited liability company (“OPAL Fuels”) and OPAL HoldCo LLC, a Delaware limited liability company (“OPAL HoldCo”), pursuant to which ACTC II will acquire OPAL Fuels (such acquisition and the other transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”), and ACTC II will be re-named “Opal Fuels Inc.” upon the consummation of the Business Combination (Opal Fuels Inc., as the post-combination company shall be referred to herein as the “Company”), and ACTC II has filed a Registration Statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”), and the Registration Statement includes a proxy statement/prospectus and certain other related documents;

WHEREAS, ACTC II has entered into that certain Forward Share Purchase Agreement, dated as of July [●], 2022 (as amended from time to time, the “Purchase Agreement”), with MSOF, MSTO and MCP, pursuant to which the Investors may elect to sell and transfer to the Company shares of Common Stock, par value $0.0001 per share, of ACTC II (the “Shares”) that are held by the Investors on the date that is six (6) months after the closing date of the Business Combination (the “Put Date”), at a price per share of $10.02 (the “Shares Purchase Price”) and may otherwise be entitled to payments from the Company, all on the terms and conditions set forth in the Purchase Agreement;

WHEREAS, ACTC II desires to establish an escrow account (the “Escrow Account”), into which, on the Business Combination Closing Date (as defined in the Purchase Agreement), ACTC II shall deposit, or cause to be deposited, for good and valuable consideration, the receipt, sufficiency and adequacy of which ACTC II hereby acknowledges, an amount equal to $20,040,000.00 (or such lesser amount as is provided for by Section 4(d) of the Purchase Agreement) (the “Escrowed Funds”), and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth;

WHEREAS, the Escrowed Funds deposited into the Escrow Account are the funds of MSOF, MSTO and MCP, and the parties hereto intend that, until the Escrowed Funds are released pursuant to this Agreement and the Purchase Agreement, the Escrowed Funds are not, and shall not become under any circumstances, property of the Company or ACTC II, it being understood and acknowledged that the Escrowed Funds are to be held by the Escrow Agent in trust for the exclusive benefit of MSOF, MSTO and MCP; and

WHEREAS, the Escrow Agent has agreed to establish a bank account (the “Bank Account”) at JPMorgan Chase Bank, N.A. (the “Bank”) and an investment account (the “Investment Account”) at a brokerage institution (the “Broker”) selected by the Escrow Agent and bearing the designation set forth on the Information Sheet (as defined herein), into which the Escrowed Funds are to be deposited.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Information Sheet. The recitals to this Agreement and the information set forth on the information sheet which is attached to this Agreement as Exhibit A (the “Information Sheet”) are incorporated by reference herein and made a part hereof.

2. Establishment of the Bank Account. The Escrow Agent shall establish the Bank Account at the branch of the Bank and an Investment Account at the Broker selected by the Escrow Agent. The Escrow Agent, in a timely manner shall invest and reinvest the Escrowed Funds in any open ended investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) that holds itself out as a money market fund selected by the Company and meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act or any successor rule, which invests only in direct U.S. government treasury obligations, as determined by the Company. The Escrow Agent may not invest in any other securities or assets, and while the Escrow Funds are invested or uninvested, the Escrow Agent may earn bank credits or other consideration. The purpose of the Bank Account and the Investment Account is for (a) the deposit of the Escrowed Funds for the exclusive benefit of the Investors, and (b) the disbursement of the Escrowed Funds, all as described herein.

3. Deposits to the Bank Account. Simultaneously with the closing of the Business Combination, ACTC II shall deposit an amount equal to the Escrowed Funds, from ACTC II’s Trust Account (as defined in the Trust Agreement (defined below), the “Trust Account”) with the Escrow Agent as designated in the ACTC II’s Trust Account closing funds flow statement into the Escrow Account, in accordance with the terms of the Purchase Agreement and the Investment Management Trust Agreement, dated March 25, 2021, by and between ACTC II and the Escrow Agent, as trustee thereunder (“Trust Agreement”). If the amount of money in the Trust Account remaining after paying redemptions to ACTC II public stockholders is less than the Escrowed Funds, the Company shall transfer to the Escrow Agent an amount equal to the Escrowed Funds minus the funds remaining in the Trust Account after paying redemptions. For the avoidance of doubt, the amount transferred pursuant to this section was property of ACTC II and upon transfer will be for the exclusive benefit of MSOF, MSTO and MCP, subject to the terms and conditions of this Agreement and the Purchase Agreement.

4. Disbursement from the Escrow Account.

4.1 Concurrently with an Investor’s electronic delivery of Shares to the Escrow Agent by Deposit/Withdrawal at Custodian (DWAC) and the delivery of written instructions confirming the delivery of Shares to the Escrow Agent on the Put Date pursuant to Section 1(b) of the Purchase Agreement, the Escrow Agent shall (a) release to the Investors from the Escrowed Funds an amount equal to the Shares Purchase Price multiplied by the number of Shares delivered by such Investor to the Escrow Agent on the Put Date, (b) promptly disburse such amount without any fees or setoffs and (c) promptly deliver to the Company all such Shares delivered by the Investors to the Escrow Agent. If an Investor fails to timely deliver a Shares Sale Notice (as defined in the Purchase Agreement) to the Company and the Escrow Agent five (5) Business Days (as defined in the Purchase Agreement) prior to the Put Date in accordance with Section 1(a) of the Purchase Agreement, the Escrow Agent shall release to the Company from the Escrowed Funds an amount equal to $10.02 multiplied by the number of Shares held by such Investor. In the event that (i) an Investor notifies the Company and the Escrow Agent that such Investor has sold Shares pursuant to Section 4(c) of the Purchase Agreement, or (ii) MSOF, MSTO or MCP notifies the Escrow Agent that an Investor does not intend to exercise such Investor’s right to sell any of its Shares to the Company pursuant to Section 1(b) of the Purchase Agreement, then, in the case of clause (i), the Escrow Agent shall release to the Company an amount equal to the number of Shares sold by such Investor pursuant to Section 4(c) of the Purchase Agreement multiplied by $10.02, or in the case of clause (ii), to release to the Company an amount equal to the number of Shares held by such non-selling Investor multiplied by $10.02, and the Escrow Agent shall promptly disburse such Escrowed Funds in accordance with the payment instructions provided by the Company. The Escrow Agent shall have no duty to look beyond the instructions provided by the Investor in order to confirm the number of Shares held or sold. At any time after the date that is five (5) Business Days prior to the Put Date, the Company may deliver written instructions to the Escrow Agent to release to the Company all remaining Escrowed Funds in the Escrow Account after release to the applicable Investor(s) of the Investor Shares Purchase Price (as such term is defined in the Purchase Agreement) in respect of all Shares (x) identified in all Shares Sale Notices and (y) that are timely delivered to the Company in accordance with Section 1(a) of the Purchase Agreement and that are properly delivered to the Company on the Put Date in accordance with Section 1(b) of the Purchase Agreement.

4.2 Upon disbursement of the total of the Escrowed Funds pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Escrowed Funds.

5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Purchase Agreement or any other agreement between MSOF, MSTO and MCP and ACTC II (or the Company), nor shall the Escrow Agent be responsible for the performance by ACTC II, the Company, MSOF, MSTO or MCP of their respective obligations under this Agreement.

5.2 The Escrow Agent shall be entitled to rely upon the accuracy, and act in reliance upon the contents, of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement that is believed by the Escrow Agent to be genuine, without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. For the avoidance of doubt, this Section shall not prevent any liability of the Escrow Agent for acts of willful misconduct or gross negligence as described in Section 5.4 herein.

5.3 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account or the Escrowed Funds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrowed Funds, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s reasonable satisfaction.

5.4 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.5 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrowed Funds or any part thereof.

6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only pursuant to a written instrument, referencing this Section 6, signed by all parties hereto. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to (i) ACTC II (if the resignation occurs prior to the closing of the Business Combination) or the Company (if the resignation occurs after the closing of the Business Combination) and (ii) MSOF, MSTO and MCP specifying a date when such resignation shall take effect and upon delivery of the Escrowed Funds to the successor escrow agent designated by MSOF, MSTO or MCP in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrowed Funds. MSOF, MSTO and MCP shall jointly have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving written notice thereof to the Escrow Agent then acting, and ACTC II or the Company, as applicable. Upon its resignation and delivery of the Escrowed Funds as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by ACTC II or the Company, as applicable, for any expenses incurred in connection with its resignation, transfer of the Escrowed Funds to a successor escrow agent or distribution of the Escrowed Funds pursuant to this Section 6.

7. Representations and Warranties. ACTC II hereby represents and warrants to the Escrow Agent and MSOF, MSTO and MCP that:

7.1 No party other than the parties hereto have or shall have, any lien, claim or security interest in the Escrowed Funds or any part thereof.

7.2 To ACTC II’s knowledge, no financing statement under the Uniform Commercial Code or otherwise is on file in any jurisdiction claiming a lien on, security interest in or describing (whether specifically or generally) the Escrowed Funds or any part thereof.

7.3 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Escrowed Funds, true and correct.

7.4 Reasonable controls have been established and required due diligence performed to comply with “Know Your Customer” regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein by ACTC II (or the Company). For the avoidance of doubt, under no circumstances shall MSOF, MSTO and/or MCP be responsible to pay any portion of such Escrow Agent Fees.

9. Indemnification and Contribution.

9.1 Subject to Section 18, ACTC II (referred to solely for purposes of this Section 9.1 as the “Indemnitor”) agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to solely for purposes of this Section 9.1 as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the fraud, willful misconduct or gross negligence of the Indemnitees.

9.2 Subject to Section 18, ACTC II and the Company (collectively referred to solely for purposes of this Section 9.2 as the “Indemnitor”) agrees to indemnify the Investors and their respective officers, directors, employees, agents and shareholders (collectively referred to solely for purposes of this Section 9.2 as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding, in each case, brought by a third party creditor of ACTC II, the Company or any of their respective subsidiaries against the Indemnitees arising out of or relating in any way to the disbursement of any portion of the Escrowed Funds to the Investors in accordance with the terms of this Agreement, unless such action, claim or proceeding is the result of the fraud, willful misconduct or gross negligence of any Indemnitee.

9.3 If the indemnification provided for in Section 9.1 or Section 9.2 is applicable, but for any reason is held to be unavailable, the Indemnitor, alone, shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees (as defined in such applicable Section) as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.4 The provisions of this Section 9 shall survive any termination of this Agreement, whether by disbursement of the Escrowed Funds, resignation of the Escrow Agent or otherwise.

10. In the event that ACTC II (or the Company) file a petition with any bankruptcy court or be the subject of any petition (a “Bankruptcy Event”) filed under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), ACTC II (or the Company) acknowledges and agrees that the Escrowed Funds in the Escrow Account are the exclusive property of the Investors and shall not constitute property of the bankruptcy estate of ACTC II (or the Company), within the meaning of § 541 of the Bankruptcy Code. In the event that, notwithstanding the foregoing, a bankruptcy court shall determine that ACTC II (or the Company) has a continuing right, title or interest in or to the Escrow Fund in the Escrow Account, and that all or any portion of the Escrowed Funds are property of the bankruptcy estate, ACTC II (or the Company) hereby, for itself and on behalf of the Company, acknowledges and agrees that all such Escrowed Funds in the Escrow Account shall constitute the Investors’ “cash collateral” within the meaning of §§ 361 and 363 of the Bankruptcy Code. ACTC II (or the Company) further acknowledges that in such event, the Investors do not consent to ACTC II’s (or the Company’s) use of such cash collateral, and that ACTC II (or the Company) shall have no right to use or apply any amount of such cash collateral unless and until (i) ACTC II (or the Company) shall have received a bankruptcy court order authorizing use of the same and (ii) the Investors shall have been provided with “adequate protection” of their interests in the Escrowed Funds in the Escrow Account, within the meaning of §§ 361 and 363 of the Bankruptcy Code. ACTC II (or the Company), for itself and on behalf of the Company, hereby releases all power of dominion and control over the Escrowed Funds in the Escrow Account and acknowledges that it shall not have access to the Escrowed Funds in the Escrow Account, except as specifically provided in this Agreement. ACTC II (or the Company), for itself and on behalf of the Company, agrees that neither ACTC II nor the Company will take any position at any time prior to or after a Bankruptcy Event that all or any portion of the Escrow Funds are property of their respective bankruptcy estates. ACTC II (or the Company), for itself and on behalf of the Company, further agrees that its employees and representatives will not assist a bankruptcy trustee, creditors’ committee or other estate representative in any bankruptcy case or proceeding in efforts to establish that the Escrowed Funds are property of the bankruptcy estate of either ACTC II or the Company. For the avoidance of doubt, ACTC II (or the Company), for itself and on behalf of the Company, agrees and acknowledges that (i) the Escrow Agent shall hold the Escrowed Funds in trust for the benefit of the Investors pending the release of such Escrowed Funds in strict accordance with this Agreement and (ii) ACTC II deposited the Escrowed Funds in the Escrow Account for good and valuable consideration.

11. Termination of Agreement. This Agreement shall terminate on the earlier of the termination of the Purchase Agreement and the final disposition of the Escrowed Funds pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

12. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrowed Funds shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

13. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by an Express Mail service, and addressed, if to the Company, at its address set forth on the Information Sheet, if to the Escrow Agent, at its address set forth on the Information Sheet, to the attention of the Trust Department, and if to MSOF, MSTO or MCP, at their addresses included on its signature page hereto.

14. No Third Party Beneficiaries. Nothing in this Agreement or in any instruction or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or any successor or permitted assign of such a party.

15. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

16 Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

18. Waiver. The Escrow Agent has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in the Trust Agreement) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Escrow Agent hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
	Name:	Francis Wolf
	Title:	Vice President

ACTC II:

ARCLIGHT CLEAN TRANSITION CORP. II

By:
Name:
Title:

MSOF:

METEORA SPECIAL OPPORTUNITY FUND I, LP

By:
	Name:	Vik Mittal
	Title:	CIO/Managing Member

MSTO:

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP

By:
	Name:	Vik Mittal
	Title:	CIO/Managing Member

MCP:

METEORA CAPITAL PARTNERS, LP

By:
	Name:	Vik Mittal
	Title:	CIO/Managing Member

Address for Notices for MSOF, MSTO and MCP:
840 Park Drive E
Boca Raton, FL 33432
team@meteoracapital.com

(Signature Page to Escrow Agreement)

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	The Company:

Name: OPAL Fuels Inc.

Tax Identification Number: [●]

2.	Title of Escrow Account:

Continental Stock Transfer & Trust Co. A/A/F ACTC II MSOF MSTO and MCP 2022 Escrow

Wire to:

Bank Name: [●]

Address: [●]

ABA # [●]

SWIFT Code: [●]

A/C: Continental Stock Transfer & Trust Co. A/A/F ACTC II MSOF MSTO and MCP 2022 Escrow

A/C NO.: [●]

3.	Escrow Agent Fees & Charges for an Investment Account:

$[●] Escrow Administration Services
$[●] Investment Account Services

4.	Addresses for Notices and Email:

Continental Stock Transfer & Trust

1 State Street 30th Floor

New York, NY 10004-1561

jgoraya@continentalstock.com

OPAL Fuels Inc.

One North Lexington Avenue Suite 1450

White Plains, NY 10601

Attn.:	John H. Coghlin, General Counsel
Email:	jcoghlin@opalfuels.com